UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 28, 2015

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of SFX Entertainment. Inc. (the “Company”) was held on December 28, 2015. At the Annual Meeting, the stockholders voted on the following two proposals and cast their votes as described below.  The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 11, 2015.

Proposal 1:                                   Election of the eight nominees listed below to serve on the Board of Directors of the Company for a term of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withhold Authority	Broker Non-Votes

Robert F.X. Sillerman	57,270,176	2,854,305	0

Frank E. Barnes III	57,944,316	2,180,165	0

Andrew Bazos, MD	57,094,016	3,030,465	0

Timothy H. Bishop	57,930,884	2,193,597	0

Pasquale Manocchia	57,819,006	2,305,475	0

Michael Meyer	57,476,568	2,647,913	0

John Miller	57,450,325	2,674,156	0

Mitchell Slater	57,233,114	2,891,367	0

Proposal 2:                                   Ratification of the selection of BDO USA LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015:

For	Against	Abstain

58,248,654	1,789,181	86,646

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: December 30, 2015	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director